Exhibit 10.7

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”), dated                                 , 2014, by and between TerraForm Power, Inc., a Delaware corporation (“Company”), and (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee performs a valuable service to the Company in his or her capacity as a director and/or officer of the Company;

WHEREAS, the Company has adopted provisions in its by-laws providing for indemnification of its officers and directors to the fullest extent permitted by applicable law, and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification;

WHEREAS, in order to induce Indemnitee to continue to serve in his or her capacity as an officer and/or director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s continued service with the Company after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Company. Indemnitee will serve as a director and/or officer of the Company and, as applicable, as a director and/or officer of one or more Company affiliates (including any employee benefit plan of the Company) (collectively referred to herein as the “Company”) faithfully and to the best of his or her ability so long as he or she is duly elected and qualified in accordance with the provisions of the Act, the Articles or other applicable charter documents of the Company or such affiliate; provided, however, that Indemnitee may at any time and for any reason resign from such positions (subject to any contractual obligation Indemnitee may have assumed apart from this Agreement), and that the Company or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

2. Indemnity of Indemnitee; Insurance. Subject to, and to the maximum extent permitted by the Company’s by-laws and the General Corporate Law of the State of Delaware (the “DGCL”) in effect on the date herof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), and further subject to the exclusions set forth in Clause 4 hereof, the Company hereby agrees to hold harmless and indemnify Indemnitee from and against and, subject to Section 11, advance expenses (including all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, costs of any appeal bond, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a legal proceeding (collectively, the “Expenses”)) to Indemnitee in connection with, all matters of whatsoever nature and howsoever arising by reason of or in connection with Indemnitee’s provision of services under Section 1 above. During all periods that Indemnitee is providing services under Section 1 above, the Company shall maintain directors’ and officers’ insurance with reputable insurance companies for the benefit of Indemnitee with insurers, and at coverage levels, customary for companies comparable in size and business to the Company. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or part of any of the period that Indemnitee is providing services under Section 1, (ii) Indemnitor does not maintain any such insurance or (iii) Indemnitor changes insurance providers, Indemnitor shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonably terms) from such date, by other directors and officers liability insurance, in amounts and on terms at least as favorable to Indemnitee as the amounts and terms of the most favorable liability insurance maintained by Indemnitor on and after the date hereof during the period Indemnitee is providing services under Section 1.

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee:

(a) in the event of any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (a “Proceeding”) by Indemnitee or Indemnitor to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under Indemnitor’s certificate of incorporation, by-laws or any other agreement to which Indemnitee and Indemnitor are party or by which Indemnitor or any of the Related Entities are bound, any vote of stockholders or directors of Indemnitor, the DGCL, any other applicable law or any liability insurance policy, Indemnitor shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain that success, as determined by the court presiding over such Proceeding; and

(b) against any and all Expenses that Indemnitee becomes legally obligated to pay because of any Proceeding (including an action by or in the right of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, auditor, secretary, other officer or agent of the Company, or is or was serving or at any time serves at the Company’s request as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise.

4. Limitations on Indemnity. The indemnification by the Company of Indemnitee pursuant to this Agreement excludes any Expenses or other costs as described in Sections 2, 3 and 8 hereof:

(a) to the extent prohibited by the DGCL or the Company’s certificate of incorporation or by-laws;

(b) on account of any determination or judgment against Indemnitee solely for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the United States Securities Exchange Act of 1934 and amendments thereto or similar provisions of any United States federal, state or local statutory law;

(c) on account of Indemnitee’s conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(d) on account of Indemnitee’s conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee was not legally entitled;

(e) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, article or agreement, except in respect of any excess beyond payment under such insurance, clause, article or agreement;

(f) in connection with any Proceeding (or part thereof) initiated by Indemnitee, or any Proceeding by Indemnitee against the Company or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act, or (iv) the Proceeding is initiated pursuant to Sections 6 or 12 hereof.

5. Determination.

(a) Indemnitor intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 2 and that no Determination (as defined below) shall be required in connection with such indemnification;

(b) For purposes of this Agreement, “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct;

(c) Any decision that a Determination is required by law shall be made within 20 days after receipt of Indemnitee’s written request for indemnification by (i) a majority vote of the members of the Board of Directors of Indemnitor who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent Legal Counsel (as defined below), or (ii) by a committee of such members designated by majority vote of such members, even though less than a quorum, with the advice of Independent Legal Counsel, or (iii) if there are no such members, or if such members so direct, by Independent Legal Counsel in a written opinion to Indemnitor and Indemnitee, or (iv) by the members or stockholders of Indemnitor;

(d) “Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law who has not otherwise performed any services for Indemnitor or Indemnitee within the last three years (other than with respect to matters concerning the rights of indemnitees under indemnity agreements). Indemnitor shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

6. Consequences of Determination; Remedies of Indemnitee. Indemnitor shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason Indemnitor does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require Indemnitor to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(a) and to have such Expenses advanced by Indemnitor in accordance with Section 11. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, Indemnitor shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

7. Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(a) It shall be a presumption that a Determination is not required;

(b) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances;

(c) The burden of proof shall be on Indemnitor to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if Indemnitor establishes that there is no reasonable basis to support it;

(d) The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise; and

(e) Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 6 shall be de novo with respect to all determinations of fact and law.

8. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.

9. Partial Indemnification. Subject to the exclusions in Section 4 hereof, Indemnitee shall be entitled under this Agreement to indemnification by the Company for a portion of the expenses (including attorneys’ fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

10. Notification and Defense of Claim. As soon as practicable after Indemnitee’s receipt of notice of the commencement of any Proceeding with respect to which Indemnitee may make a claim in respect thereof against the Company under this Agreement, Indemnitee will notify the Company in writing of the commencement thereof; but any omission to so notify the Company will not relieve the Company of any liability it may have to Indemnitee under this Agreement except to the extent, and only to the extent, it can be shown that Indemnitor is materially projected by the failure to timely notify. Further, no such failure to notify shall relieve the Company of any liability it may have to Indemnitee otherwise than under this Agreement.

With respect to any Proceeding for which Indemnitee provides notice to the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the Company authorizes Indemnitee’s employment of separate counsel, (ii) Indemnitee reasonably concludes, and so notifies the Company, that there is an actual conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s separate counsel shall be at the Company’s expense. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above;

(c) the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Company shall be permitted to settle any action in its discretion, provided, however, that any such settlement of an action with respect to which Indemnitee is to be indemnified hereunder shall include a full, unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters, and provided further that no settlement may impose any penalty or limitation on Indemnitee without Indemnitee’s written consent, which Indemnitee may give or withhold in Indemnitee’s sole discretion;

(d) the Company shall, subject to Section 11, advance all expenses Indemnitee incurs in connection with such Proceeding no later than 10 days following Indemnitee’s delivery of a written (i) request therefor and (ii) undertaking to repay said amounts if it is determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Articles, the Act or otherwise; and

(e) nothing in this Section 10 shall entitle Indemnitee to any indemnification, reimbursement or payment other than in accordance with, and as permitted by, section 172 of the Act and applicable law.

11. Advancement of Expenses.

(a) The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any any Proceeding within fifteen (15) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether the person or persons or entity making the determination of Indemnitee’s entitlement to indemnification under Sections 2, 3 , 8 and 9 (the “Reviewing Party”) hereof has determined that Indemnitee would not be permitted to be indemnified under applicable law. Indemitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined in a decision by the Reviewing party from which no appeal can be taken that Indemnitee is not entitled to be indemnified by Indemnitor for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. Such statement or statements for requesting advanced shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee. Indemnitor shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

(b) The Company’s obligation to advance Expenses pursuant to Section 11(a) hereof shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences Proceedings hereunder to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party to the contrary shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses advanced until a final judicial determination is made with respect thereto. Any required reimbursement of Expenses by Indemnitee shall be made by Indemnitee to the Company within fifteen (15) days following the determination that Indemnitee would not be entitled to indemnification.

12. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any action for which a claim for indemnification is made under Sections 2, 3 or 8 hereof that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Company (including its Board of Directors or its members) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its members) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14. Exculpation

(a) To the fullest extent permitted by law and within the control of the Indemnitor, Indemnitee shall not be personally liable, for monetary damages or otherwise, to Indemnitor or its stockholders for any action, omission or breach of duty.

(b) To the fullest extent permitted by law and within the control of Indemnitor, no legal action shall be brought and no cause of action shall be asserted by or in the right of Indemnitor again Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of Indemnitor shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such short period shall govern.

15. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation or by-laws, any agreement, vote of stockholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

16. Survival of Rights.

(a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company or to serve at the request of the Company as a director, officer, employee or other agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

17. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Company shall nevertheless indemnify Indemnitee to the fullest extent provided by the Articles, the Act or any other applicable law.

18. Governing Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. Indemnitor and Indemnitee each irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

20. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

If to Indemnitee, at the address indicated on the signature page hereof.

If to the Company, to:

TerraForm Power, Inc.

12500 Baltimore Avenue

Beltsville, Maryland 20705

Attn: General Counsel

or to such other address as the Company may have furnished to Indemnitee.

23. Merger. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any and all prior agreements and understandings between them with respect thereto; provided that the provisions hereof shall not supersede the provisions of Indemnitor’s certificate of incorporation or by-laws, any agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

TERRAFORM POWER, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name:

Address: